Exhibit 5(a)

SIDLEY AUSTIN LLP	BEIJING	GENEVA	SAN FRANCISCO
ONE SOUTH DEARBORN	BRUSSELS	HONG KONG	SHANGHAI
CHICAGO, IL 60603	CHICAGO	LONDON	SINGAPORE
(312) 853 7000	DALLAS	LOS ANGELES	TOKYO
(312) 853 7036 FAX	FRANKFURT	NEW YORK	WASHINGTON, DC

FOUNDED 1866

May 8, 2006
Pulte Homes, Inc.
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, MI 48304

Re:	Pulte Homes, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
          We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Pulte Homes, Inc., a Michigan corporation (the “Company”), and the Additional Registrants (as defined in the Registration Statement) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of: (i) shares of the Company’s common stock, $0.01 par value (“the Common Stock”); (ii) debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”), and which Senior Debt Securities will be guaranteed (the “Guarantees”) by the Additional Registrants (the “Guarantors”); (iii) warrants to purchase Common Stock, Debt Securities or other securities of the Company (the “Warrants”); (iv) shares of the Company’s Preferred Stock, $0.01 par value (the “Preferred Stock”), which may be represented by depositary shares (“Depositary Shares”); (v) stock purchase contracts (the “Stock Purchase Contracts”); and (vi) stock purchase units (the “Stock Purchase Units” and, together with the Common Stock, Debt Securities, Guarantees, Warrants, Preferred Stock, Depositary Shares and Stock Purchase Contracts, the “Securities”). The Securities were authorized for issuance, offering and sale by the Board of Directors of the Company by resolutions duly adopted on May 4, 2006 (the “Resolutions”). Unless otherwise specified in the applicable prospectus supplement, the Senior Debt Securities will be issued pursuant to one or more indenture supplements (each, an “Indenture Supplement”) to be entered into under the Indenture (the “Senior Indenture”) dated as of October 24, 1995 between the Company and J.P. Morgan Trust Company, National Association, as Trustee (the “Trustee”), and the Subordinated Debt Securities will be issued under one or more indentures (each, a “Subordinated Indenture”), between the Company and a trustee (the “Subordinated Trustee”), substantially in the form filed as an exhibit to the Registration Statement.
          In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

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May 8, 2006

capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.
          Based on the foregoing, we are of the opinion that:
          1. With respect to an offering of shares of Common Stock, such shares of Common Stock will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company’s Board of Directors (the “Company Board”) shall have duly adopted final resolutions in conformity with the Articles of Incorporation of the Company and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein.
          2. If shares of Common Stock are issuable upon conversion, exercise or exchange of Warrants or Stock Purchase Contracts, as applicable, the shares of Common Stock issuable upon conversion, exchange or exercise will be legally issued, fully paid and nonassessable when certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable Warrant or Stock Purchase Contract, as applicable, upon receipt of the consideration therefor provided for therein, assuming: (i) that the conversion, exercise or exchange of the Warrant or Stock Purchase Contract, as applicable, is in accordance with its terms, for the consideration approved by the Company Board in conformity with the Resolutions; and (ii) that a sufficient number of shares of Common Stock is authorized and reserved and available for issuance.
          3. Each series of Debt Securities will be legally issued and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and, in the case of Subordinated Debt Securities, the Subordinated Indenture (including any necessary indenture supplement) shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Resolutions authorizing the issuance and sale of such series of Debt Securities and, in the case of Senior Debt Securities, the execution and delivery of an Indenture Supplement relating thereto and, in the case of Subordinated Debt Securities, the execution and delivery of a

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May 8, 2006

Subordinated Indenture (including any necessary indenture supplement); (iv) in the case of Senior Debt Securities, any Indenture Supplement relating thereto shall have been executed and delivered by the Company, each of the Guarantors and the Trustee; (v) in the case of Subordinated Debt Securities, the Subordinated Indenture (including any necessary indenture supplement) shall have been executed by the Company and the Subordinated Trustee; and (vi) such Debt Securities shall have been duly executed and authenticated and issued as provided in the Senior Indenture, the Subordinated Indenture and any applicable indenture supplement, as the case may be, and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
          4. The Guarantees will be legally issued and binding obligations of the Guarantors (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Guarantees and the Senior Debt Securities to which they relate shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) an Indenture Supplement relating thereto shall have been executed and delivered by the Company, each of the Guarantors and the Trustee; (iv) the Senior Debt Securities to which such Guarantees relate shall have been duly issued as set forth in paragraph 3 above; (v) the board of directors (or similar governing body) of each Guarantor shall have duly adopted final resolutions in conformity with the Certificate of Incorporation (or similar organizational document) of such Guarantor authorizing the execution and delivery of such Indenture Supplement and the issuance of such Guarantees as contemplated by the Registration Statement and any prospectus supplement relating thereto; and (vi) such Guarantees shall have been duly executed, countersigned and issued in accordance with the Senior Indenture, such Indenture Supplement and such resolutions and shall have been delivered to the purchasers of the Senior Debt Securities to which such Guarantees relate against payment of the agreed consideration therefor.
          5. Each issue of Warrants will be legally issued and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a warrant agreement (the “Warrant Agreement”) relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent; (iv) the Company Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation of the Company and the Resolutions authorizing the execution and delivery of the

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Warrant Agreement and the issuance and sale of such issue of Warrants as contemplated by the Registration Statement, any prospectus supplement relating thereto and such Warrant Agreement; and (v) such Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.
          6. Each series of Preferred Stock will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted final resolutions in conformity with the Articles of Incorporation of the Company and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Michigan an amendment to its Articles of Incorporation duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Articles of Incorporation of the Company; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in excess of the par value of such series of Preferred Stock.
          7. The Depositary Shares will be legally issued and entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement relating to the Depositary Shares (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a deposit agreement relating to such Depositary Shares (a “Deposit Agreement”) shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the preferred stock depositary; (iv) the Company Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation of the Company and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of the series of Preferred Stock underlying the Depositary Shares and authorizing the issuance and sale of such series of Preferred Stock; (v) the Company shall have filed with the Secretary of State of the State of Michigan a Certificate of Designation duly executed on behalf of the Company with respect to the series of Preferred Stock underlying the Depositary Shares in conformity with the Articles of Incorporation of the Company; (vi) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor in excess of the par value of such series of Preferred Stock and (vii) the depositary

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May 8, 2006

receipts evidencing Depositary Shares shall have been duly executed and delivered by the preferred stock depositary in the manner set forth in the Deposit Agreement.
          8. The Stock Purchase Contracts and/or the Stock Purchase Units will be legally issued and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Contracts and/or Stock Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly authorized, executed and delivered by the parties thereto; (iv) the Company Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation of the Company (if applicable) and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts and/or Stock Purchase Units as contemplated by the Registration Statement or any prospectus supplement relating thereto; (v) any Debt Securities and/or debt obligations of third parties issued as a security for the relevant Stock Purchase Contract and/or as part of the relevant Stock Purchase Units are duly authorized and validly issued; and (vi) certificates representing such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly executed, countersigned and registered and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.
          For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of each share of Common Stock, each series of Debt Securities, each issue of Guarantees, each issue of Warrants, each share of Preferred Stock and each issue of Stock Purchase Contracts and/or Stock Purchase Units, as the case may be: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the terms of any Security (other than Common Stock) will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iv) in the case of the issue of the Debt Securities, the Senior Indenture or the form of Subordinated Indenture, as the case may be, will not have been modified or amended; (v) in the case of the issue of Warrants, the terms and conditions of the Warrants and the related Warrant Agreement will be expressly as contemplated in the prospectus supplement relating thereto; (vi) in the case of the issue of Depositary Shares, the terms and conditions of the Depositary Shares and the underlying Preferred Stock and the related Depositary Agreement will be expressly contemplated in the prospectus supplement relating thereto; and (vii) the Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect. We have further assumed that each

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May 8, 2006

Warrant Agreement, each Deposit Agreement, the Subordinated Indenture, each indenture supplement and each Stock Purchase Contract and/or Stock Purchase Unit will be governed by the laws of the State of New York. With respect to any instrument or agreement executed or to be executed by any party, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization and (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such party. We have also assumed that no event has occurred or will occur that would cause the release of the Guarantee by any Guarantor under the terms of the Senior Indenture.
          We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.
Very truly yours,
/s/ Sidley Austin LLP